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                                                                    Exhibit 23.5


                     CONSENT OF J.P. MORGAN SECURITIES INC.



     We hereby consent to the use of the opinion letter of Chase Securities Inc. dated March 26, 2001 to the Board of Directors of ALZA Corporation (the "Company") included as Annex 3 to the proxy statement/prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of Johnson & Johnson relating to the proposed merger of the Company and a subsidiary of Johnson & Johnson, and to the references to such opinion in such proxy statement/prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                   J.P. MORGAN SECURITIES INC.




                                   By:  /s/ Rachna Khosla
                                        -------------------------------
                                        Name: Rachna Khosla
                                        Title: Vice President



May 14, 2001